Goodwin Procter LLP Counselors at Law 901 New York Avenue NW Washington, DC 20001 T: 202.346.4000 F: 202.346.4530

January 22, 2010

Wells Fargo Funds Trust

c/o Wells Fargo Funds Management, LLC

525 Market Street

San Francisco, CA 94105

            Re:       Wells Fargo Funds Trust

Registration Statement on Form N-14

File Nos. 333-______ and 811-09253

Ladies and Gentlemen:

As counsel to Wells Fargo Funds Trust, a Delaware statutory trust (the “Trust”), we have been asked to render our opinion with respect to the issuance of shares of beneficial interest, no par value (the “Shares”), each Share representing an interest in either the Wells Fargo Advantage Income Plus Fund or the Wells Fargo Advantage Total Return Bond Fund, each a series of the Trust.  The Shares will be issued and sold pursuant to a Plan of Reorganization (the “Plan”), as described in the prospectus and statement of additional information contained in the Trust’s Registration Statement on Form N-14 (the “Registration Statement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below.  We have relied, without independent verification, on a certificate of the Delaware Secretary of State and, as to matters of fact material to the opinion set forth below, on representations in the Plan and review of such other documents as we deemed necessary.  We also have assumed that the Shares will be issued and sold in accordance with the terms and conditions set forth in the Plan and that ownership of the Shares will be duly recorded in the books of the Trust.

The opinion expressed below is limited to the Delaware Statutory Trust Act, as amended,  12 Del. C. §§ 3801-3863.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold, will be validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion as Exhibit 11 to the Registration Statement and to the reference to our firm as legal counsel for the Trust in the Registration Statement.  This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP